                  Please detach at perforation before mailing.

VOTING INSTRUCTION   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.   VOTING INSTRUCTION

                           VP LARGE COMPANY VALUE FUND

     PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 3, 2006

[INSURANCE COMPANY NAME DROP IN]

The undersigned contract holder or contract participant instructs the Company to
Vote,  at the  Special  Meeting  of  Shareholders  and at  any  adjournments  or
Postponements thereof (the "Meeting"),  all shares of a Fund attributable to his or her contract or interest  therein as directed on this card.  The  undersigned acknowledges  receipt  of the  Notice of Special  Meeting  of  Shareholders  and
accompanying  Proxy  Statement (the terms of each of which are  incorporated  by reference herein).

THE  COMPANY  AND BOARD OF  DIRECTORS  OF THE  CORPORATION  SOLICIT  YOUR VOTING
INSTRUCTIONS  and  recommend  that you  instruct  the  Company to vote "FOR" the
Proposal.  The Company  will vote the  appropriate  number of shares of the Fund pursuant to the instructions given. IF NO INSTRUCTION IS SET FORTH ON A RETURNED
FORM AS TO THE PROPOSAL, THE COMPANY WILL VOTE FOR THE PROPOSAL.

                           VOTE VIA THE INTERNET:  https://vote.proxy-direct.com

                           VOTE BY TELEPHONE:  1-866-241-6192

                           CONTROL NUMBER:  999 9999 9999 999

                           If shares are held by an  individual,  sign your
                           name  exactly as it appears on this card.  If
                           shares are held  jointly,  either  party may sign,
                           but the name of the party signing  should  conform
                           exactly to the name shown on this proxy  card.  If
                           shares are held by a  corporation,  partnership or
                           similar account,  the name and the capacity of the
                           individual   signing  the  proxy  card  should  be
                           indicated - for  example:  "ABC  Corp.,  John Doe,
                           Treasurer."

                           -----------------------------
                           Signature

                           -----------------------------
                           Signature (if held jointly)

                           -----------------------------
                           Date

EVERY CONTRACTHOLDER'S VOTE IS IMPORTANT

Please detach at perforation before mailing.

Please indicate your vote by marking the appropriate box.
The Board of Directors recommends a vote "FOR" the proposal.
Your shares will be voted EXACTLY as marked.

 FOR                            AGAINST                       ABSTAIN
[   ]                            [   ]                         [   ]

1.   Approval of the management  agreement  between  American  Century  Variable
     Portfolios,  Inc., on behalf of VP Large  Company Value Fund,  and American
     Century Investment Management, Inc.

IMPORTANT:  PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY